EX-1.1 OTHERDOC
20002.txt
JOINT FILING AGREEMENT



                                                                     Exhibit 1.1
                                                                     -----------

                              JOINT FILING AGREEMENT

               The undersigned hereby agree that the Statement on Schedule 13G, dated on August 30, 2002 (the "Schedule 13D"), with respect to the Series A Common Stock of Unitedglobalcom, Inc. is, and any amendments thereto executed by each of us shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities and Exchange Act of 1934, as amended, and that this Agreement shall be included as an Exhibit to the
Schedule 13G and each such amendment. Each of the undersigned agrees to be responsible for the timely filing of the Schedule 13G and any amendments thereto, and for the completeness and accuracy of the information concerning itself contained therein. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

              IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the 30th day of August, 2002.

Michael M. Kellen


/s/ Michael M. Kellen
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Arnhold and S. Bleichroeder Holdings, Inc.


/s/ John P. Arnhold
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Name:   John P. Arnhold
Title:  Co-President



Arnhold and S. Bleichroeder Advisers, Inc.


/s/ John P. Arnhold
------------------------------------
Name:   John P. Arnhold
Title:  Co-President



DEF ASSOCIATES N.V.


/s/ Kiernan J. Conroy
------------------------------------
Name:   Kieran J. Conroy
Title:  Director